UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

INTERNATIONAL BANCSHARES CORPORATION (Exact name of registrant as specified in its charter)

Texas	74-2157138
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
1200 San Bernardo Laredo, Texas	78040-1359
(Address of principal executive offices)	(Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, $1.00 par value	Texas Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not applicable.
Securities to be registered pursuant to Section 12(g) of the Act: None.

EXPLANATORY NOTE

International Bancshares Corporation (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the transfer of the primary listing of its common stock, par value $1.00 per share (the “Common Stock”), from The Nasdaq Stock Market LLC (“Nasdaq”) to the Texas Stock Exchange LLC (“TXSE”). The Registrant expects that trading of its Common Stock on Nasdaq as a primary listing will cease at the close of trading on Friday, October 16, 2026, and that trading of its Common Stock on TXSE as a primary listing will begin at market open on Monday, October 19, 2026.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Common Stock under the headings “Description of Common Stock” and “Description of the Anti-Takeover Provisions” in Exhibit 4 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission on February 26, 2026, is incorporated herein by reference, except that any reference to “the NASDAQ Stock Market” is hereby amended to refer to “the Texas Stock Exchange.”

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on TXSE, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 13, 2026	INTERNATIONAL BANCSHARES CORPORATION

	By:	/s/ Dennis E. Nixon
Dennis E. Nixon
President and Chief Executive Officer